As filed with the Securities and Exchange Commission on July 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Resideo Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-5318796
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16100 N. 71st Street, Suite 550

Scottsdale, Arizona 85254

(480) 573-5340

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeannine J. Lane

Executive Vice President, General Counsel and

Corporate Secretary

16100 N. 71st Street, Suite 550

Scottsdale, Arizona 85254

(480) 573-5340

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Russell Leaf, Esq.

Jared Fertman, Esq.

Sean Ewen, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

RESIDEO TECHNOLOGIES, INC.

24,500,000 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 24,500,000 shares of our common stock, $0.001 par value per share (the “common stock”), by CD&R Channel Holdings, L.P. (the “selling stockholder”), an entity affiliated with Clayton Dubilier & Rice, LLC (“CD&R”), which represents (i) 18,573,551 shares of our common stock issuable upon on the conversion of the Series A Preferred Stock (as defined below) initially issued to the selling stockholder pursuant to the Investment Agreement, as amended by the Investment Agreement Amendment (each, as defined herein), based on the initial conversion price of $26.92 (the “Initial Conversion Price”), plus (ii) 5,926,449 shares of our common stock that may be issuable upon the conversion of the Series A Preferred Stock to the extent we elect to satisfy the payment of dividends in respect of the Series A Preferred Stock in kind, rather than in cash (as further described herein). The selling stockholder may offer and sell shares of our common stock through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We are not offering for sale any shares of our common stock pursuant to this prospectus. We will receive no proceeds from any sale by the selling stockholder of the shares of our common stock covered by this prospectus, but we have agreed to pay certain expenses relating to the registration of such shares. The selling stockholder will be responsible for any underwriting and brokerage fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholder and transfer taxes applicable to the shares sold by them through this prospectus. This prospectus does not necessarily mean that the selling stockholder will offer or sell the shares covered herein. The selling stockholder may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “REZI.” On July 18, 2024, the last reported sale price of our common stock on the NYSE was $21.64 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 19, 2024

We are responsible for the information contained in this prospectus and any applicable prospectus supplement or permitted free writing prospectus. We have not authorized anyone to provide you with different or additional information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. Neither we nor the selling stockholder take any responsibility for, or can provide assurance as to the reliability of, any other information that others may provide you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read carefully the entirety of this prospectus, any free writing prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration statement, the selling stockholder may offer and resell up to 24,500,000 shares of our common stock in one or more offerings or resales, which represents (i) 18,573,551 shares of our common stock issuable upon on the conversion of the Series A Preferred Stock issued to the selling stockholder pursuant to the Investment Agreement, as amended by the Investment Agreement Amendment, based on the Initial Conversion Price, plus (ii) 5,926,449 shares of our common stock that may be issuable upon the conversion of the Series A Preferred Stock to the extent we elect to satisfy the payment of dividends in respect of the Series A Preferred Stock in kind, rather than in cash (as further described below). This prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. To the extent required by applicable law, each time the selling stockholder sells shares of common stock, the selling stockholder will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement of which this prospectus is a part and the exhibits thereto can be obtained from the SEC as indicated under the sections entitled “Incorporation by Reference” and “Where You Can Find More Information.” You should not consider any information in this prospectus or the accompanying prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our common stock offered by this prospectus.

Neither we nor the selling stockholder have authorized anyone to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we authorize for use in connection with an offering. Neither we nor the selling stockholder take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any accompanying prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the shares of common stock described herein will not constitute, an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We own or have rights to various trademarks, logos, service marks and trade names that we use in connection with the operation of our business (including certain Honeywell trademarks, logos, service marks and trade names, which are used under license from Honeywell International Inc.). We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, certain of our trademarks, service marks, trade names and copyrights referred to in or incorporated by reference in this prospectus or any accompanying prospectus supplement are listed without the ™, ® or © symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this prospectus or any accompanying prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “Resideo,” the “Company,” “we,” “us,” and “our” refer to Resideo Technologies, Inc. together with its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about our industries and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “believes,” “may,” “will,” “goals” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Although we believe that the forward-looking statements contained in this prospectus and the documents incorporated herein by reference are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	competition from other companies in our markets and segments, as well as in new markets and emerging markets;

•

our ability to identify consumer preferences and industry standards, develop and protect intellectual property related thereto, and successfully market new technologies, products, and services to consumers;

•	our reliance on certain suppliers;

•

the impact of disruptions in our supply chain from third-party suppliers and manufacturers, including our inability to obtain necessary raw materials and product components, production equipment or replacement parts;

•	inability to consummate acquisitions on satisfactory terms or to integrate such acquisitions effectively;

•	inability to effectively integrate Snap One Holdings Corp., a Delaware corporation (“Snap One”), with Resideo and recognize the expected benefits from such transaction;

•	the impact of earthquakes, hurricanes, fires, power outages, floods, pandemics, epidemics, natural disasters and other catastrophic events or other public health emergencies;

•

the impact of potentially volatile global market and economic conditions and industry and end market cyclicality, including factors such as interest rates, inflation, availability of financing, consumer spending habits and preferences, housing market changes, and employment rates;

•	failure to achieve and maintain a high level of product and service quality, including the impact of warranty claims, product recalls, and product liability actions that may be brought against us;

•	our ability to retain or expand relationships with significant customers;

•	the significant failure or inability to comply with specifications and manufacturing requirements or delays or other problems with existing or new products or inability to meet price requirements;

•	inability to successfully execute transformation programs or to effectively manage our workforce;

•	the failure to increase productivity through sustainable operational improvements;

•	economic, political, regulatory, foreign exchange and other risks of international operations;

•	our dependence upon information technology infrastructure and network operations having adequate cyber-security functionality;

•	the potential adverse impacts of enhanced tariff, import/export restrictions, or other trade barriers on global economic conditions, financial markets and our business;

•	regulations and societal actions to respond to global climate change;

•	failure to comply with the broad range of current and future standards, laws and regulations in the jurisdictions in which we operate;

•

risks associated with the Reimbursement Agreement, the other agreements we entered into with Honeywell International Inc. (“Honeywell”) in connection with becoming an independent publicly traded company as a result of a pro rata distribution of our common stock to shareholders of Honeywell (the “Spin-Off”), and our relationships with Honeywell, including our reliance on Honeywell for the Honeywell Home trademark and potential material environmental liabilities;

•	the impact of potential material litigation matters, government proceedings, and other contingencies and uncertainties;

•	our ability to borrow funds and access capital markets in light of the terms of our debt documents or otherwise;

•	our ability to recruit and retain qualified personnel; and

•	currency exchange rate fluctuations.

These and other factors are more fully discussed in the “Risk Factors” section of this prospectus and in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated herein by reference and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports, and in the “Risk Factors” section of Snap One’s Annual Report for the annual period ended December 29, 2023, incorporated herein by reference. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus and the documents incorporated herein by reference. Even if our results of operations, financial condition and liquidity and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus and the documents incorporated herein by reference, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements made by us in this prospectus and the documents incorporated herein by reference speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

ABOUT RESIDEO

We are a leading global manufacturer and developer of technology-driven products and solutions that provide critical comfort, energy management, water management, and safety and security solutions to over 150 million homes globally. We are also a leading wholesale distributor of low-voltage security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, networking, wire and cable, and smart home solutions. We deliver value to our customers via two business segments, Products and Solutions and ADI Global Distribution, which respectively contributed 42.8% and 57.2% of our net revenue for the year ended December 31, 2023.

We operate in large markets that sit at the intersection of multiple secular growth trends. We believe the increased desire for critical comfort, energy management, and actionable safety and security solutions in the home, combined with the long-term impacts of energy transitions, are driving investment in the types of products and solutions we provide.

Products & Solutions: Our products and solutions for comfort, energy management, safety and security benefit from the trusted, well-established key branded offerings such as Honeywell Home, First Alert, Resideo, Braukmann, BRK, and others. Our offerings include temperature and humidity control, thermal and combustion solutions, water and indoor air quality solutions, smoke and carbon monoxide detection home safety products and fire suppression products, security panels, sensors, peripherals, communications devices, video cameras, other home-related lifestyle convenience solutions, cloud infrastructure, installation and maintenance tools, and related software. Through our whole home presence on the wall and behind the wall, we are an enabler of home connectivity with approximately 11.6 million connected customers. Our connected solutions harness data to provide control, visibility, insights, and alerts to the end user. Our comprehensive product suite has also allowed us to develop and sustain long-standing partnerships with professionals who have relied on our selection and availability of products and configured solutions to help them succeed.

Connectivity has created a large and fast-growing connected home market. We believe a significant opportunity exists to provide products, solutions and services to professionals and consumers that integrate the disparate sensors, systems and controls inside the home, and enable differentiated insight. Our significant presence in the home, both on the wall and behind the wall, positions us well for the value and convenience consumers expect out of the connected home.

ADI Global Distribution: Our ADI Global Distribution segment is a leading wholesale distributor of low-voltage security products including security, fire, access control and video products, and participates significantly in the broader related markets of smart home, access control, power, audio, ProAV, networking, communications, wire and cable, enterprise connectivity, and structured wiring products. Through nearly 200 stocking locations in 13 countries, ADI Global Distribution distributes more than 450 thousand products from over one thousand manufacturers to a customer base of approximately 100 thousand professionals and is recognized for superior customer service. We believe this global footprint gives us distinct scale and network advantages in our core products over our competitors. Further, we believe our customers derive great value from the advice and recommendations of our knowledgeable design specialists, allowing our customers to better meet the technical and systems integration expertise requirements to install and service professional security systems. We continue to provide value-added services including presales system design, 24/7 order pick-up, and the selective introduction of new product categories.

On October 29, 2018, we separated from Honeywell, becoming an independent publicly traded company as a result of the Spin-Off. Our common stock began trading “regular way” under the ticker symbol “REZI” on the NYSE on October 29, 2018.

Resideo Technologies, Inc. was incorporated under the laws of the State of Delaware on April 24, 2018. Our principal executive offices are located at 16100 N. 71st Street, Suite 550, Scottsdale, Arizona 85254, our

telephone number is (480) 573-5340 and our internet address is www.resideo.com. Information contained on our website does not constitute a part of this prospectus. This website address is an inactive textual reference and is not intended to be an actual link to the website.

Acquisition of Snap One

On April 14, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pop Acquisition Inc., a Delaware corporation and our wholly owned subsidiary, and Snap One. On June 14, 2024, Pop Acquisition Inc. merged with and into Snap One (the “Merger”), with Snap One continuing as the surviving corporation and our wholly owned subsidiary.

On April 14, 2024, in connection with the execution of the Merger Agreement, we entered into an investment agreement (the “Investment Agreement”), as amended by Amendment No. 1 thereto, dated as of June 14, 2024 (the “Investment Agreement Amendment”) with the selling stockholder and Clayton, Dubilier & Rice Fund XII, L.P. (solely for the purpose of limited provisions therein) providing for the purchase by the selling stockholder of shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) in order to partially finance the aggregate consideration for the Merger. On June 14, 2024, pursuant to the Investment Agreement, as amended by the Investment Agreement Amendment, the selling stockholder purchased 500,000 shares of the Series A Preferred Stock at a purchase price of $1,000 per share for an aggregate purchase price of $500,000,000. The Series A Preferred Stock were issued pursuant to a Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock (the “Certificate of Designations”) filed with the Secretary of State of Delaware on June 14, 2024. The aggregate number of shares of our common stock into which the Series A Preferred Stock may be converted is initially equal to 18,573,551 based on an Initial Conversion Price. The Series A Preferred Stock accrue dividends at a rate of 7.0% per annum, compounded quarterly and payable in cash or in-kind (by adding the dividend to the Accumulated Amount (as defined in the Certificate of Designations) of such shares), subject to adjustments as set forth in the Certificate of Designations. See “Description of Capital Stock —Preferred Stock” for more information regarding the Series A Preferred Stock.

Upon consummation of the Merger, on June 14, 2024, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling stockholder, pursuant to which we agreed to file a resale shelf registration statement for the benefit of the selling stockholder and certain of its permitted transferees within 40 days following the closing of the Merger. This prospectus forms part of such resale shelf registration statement, and relates to the shares of common stock issuable upon the conversion of the Series A Preferred Stock issued to the selling stockholder pursuant to the Investment Agreement, as amended by the Investment Agreement Amendment. The Registration Rights Agreement also provides for customary demand and piggyback registration rights with respect to the shares of our common stock issuable upon the conversion of the Series A Preferred Stock received by the selling stockholder in connection with the Merger. See “Selling Stockholder — Material Relationships with Selling Stockholder” for more information regarding the Registration Rights Agreement.

Selling Stockholder

The selling stockholder is an entity affiliated with Clayton, Dubilier & Rice, LLC, a private investment firm. Immediately following the consummation of the Merger, the selling stockholder beneficially owned approximately 11.3% of our outstanding common stock on an as-converted basis based on the Initial Conversion Price. Pursuant to the Certificate of Designations, the selling stockholder (i) may designate two directors to our Board of Directors (the “Board”), for so long as the selling stockholder and its affiliated funds (collectively, the “CD&R Investors”) beneficially own shares of Series A Preferred Stock and common stock equal to at least 10% of the outstanding shares of common stock, determined on an as-converted basis and calculated in accordance with the Certificate of Designations, and (ii) may designate one director to the Board, for so long as the CD&R Investors beneficially own shares of Series A Preferred Stock and common stock equal to at least 5% but less than 10% of the outstanding shares of common stock, determined on an as-converted basis and calculated in accordance with the Certificate of Designations. Upon consummation of the Merger, Nathan K. Sleeper and John S. Stroup, each CD&R partners, were appointed as the CD&R Investors’ designees to the Board.

For additional information about Resideo, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors described in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents we file with the SEC, which have been or will be incorporated by reference in this prospectus and in any accompanying prospectus supplement or free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus, including those described under “Cautionary Note Regarding Forward-Looking Statements.” The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its own account. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with the registration of such shares. The selling stockholder will be responsible for any underwriting and brokerage fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholder (other than the reimbursement of certain legal fees as contemplated in the Registration Rights Agreement) and transfer taxes applicable to the shares sold by them through this prospectus.

DESCRIPTION OF CAPITAL STOCK

The summary of the general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to the Company’s Amended and Restated Certificate of Incorporation (our “Certificate”) and Amended and Restated By-laws (our “By-laws” and together with our Certificate, our “Charter Documents”) each of which is attached as an exhibit to our most recent Annual Report on Form 10-K incorporated herein by reference and the Company’s Certificate of Designations, which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on June 18, 2024 and incorporated herein by reference. For additional information, please read our Charter Documents, Certificate of Designations and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of either the common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of our voting stock entitled to vote, voting as a single class. The common stock is our only class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Common Stock

Dividend Rights

The holders of shares of our common stock are entitled to receive dividends when, as and if declared by our Board at its discretion out of funds legally available for that purpose, subject to applicable law and the preferential rights of any preferred stock that may be outstanding.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Corporate actions to be taken by vote of the stockholders generally require the vote of holders of a majority in voting power of the shares of capital stock of the Company entitled to vote on the matter and who are present in person or represented by proxy, except as otherwise required by law or provided in the Charter Documents. Our Certificate does not provide for cumulative voting by stockholders in the election of directors. Directors are elected by the affirmative vote of the majority of votes cast, except that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast, up to the number of directors to be elected in such meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Liquidation Rights

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable.

Other Rights

The holders of our common stock are not entitled to preemptive rights or preferential rights to subscribe for shares of our capital stock or rights to redeem or convert the holders’ shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock is listed on the NYSE, under the ticker symbol “REZI.”

Preferred Stock

Our Certificate authorizes our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix the number of shares constituting each such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of each such series.

Series A Preferred Stock

On June 14, 2024, we filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A Preferred Stock as summarized below:

Ranking

The Series A Preferred Stock ranks senior to the shares of our common stock with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution of the Company.

Liquidation Preference

The Series A Preferred Stock has a liquidation preference of $1,000.00 per share, as appropriately adjusted for any stock split, stock division or stock combination affecting the Series A Preferred Stock.

Dividends

Holders of the Series A Preferred Stock are entitled to dividends which are payable quarterly in arrears, accrue and accumulate on a daily basis from the issuance date of such shares and are payable at the Company’s option either (i) in cash or (ii) in kind (by adding the dividend to the Accumulated Amount of such shares), at a rate of 7.00% per annum, subject to adjustment as described below and as set forth in the Certificate of Designations. Holders of the Series A Preferred Stock are also entitled to receive certain dividends declared or paid on our common stock on an as-converted basis. Under the Certificate of Designations, no dividends are payable to holders of shares of our common stock unless the full dividends are paid at the same time to the holders of the Series A Preferred Stock.

Upon the occurrence of a Triggering Event, the dividend rate on the Series A Preferred Stock increases to 10% per annum for so long as the Triggering Event remains in effect. At any time during which a Triggering Event is occurring, without the consent of the holders representing at least a majority of the then-issued and outstanding shares of Series A Preferred Stock, no dividends may be declared or paid or set apart for payment, or other distributions declared or made, upon any junior equity securities, including our common stock, nor may any junior equity securities be redeemed, purchased or otherwise acquired for any consideration by us (nor any moneys be paid to or made available for a sinking fund for any such redemption). A “Triggering Event” is generally defined under the Certificate of Designations to include (i) the Company’s failure to pay dividends on the Series A Preferred Stock when required, (ii) the Company’s failure to convert the shares of Series A Preferred Stock to our common stock in accordance with the Certificate of Designations (including any failure to reserve and keep available for issuance the requisite number of shares of our common stock issuable upon conversion of the Series A Preferred Stock), (iii) the Company making dividends or distributions to the holders of our common stock in violation of the Certificate of Designations, (iv) the Company taking specified restricted actions without the consent of a majority of the holders of the Series A Preferred Stock, (v) the Company’s failure to maintain the listing of the Common Stock on the NYSE or another national securities exchange or (vi) if, at any time of determination, the exercise of any conversion option of the Company or conversion right of the holders of the Series A Preferred Stock (whether or not actually exercised) would result in the issuance of Additional Excess Conversion Shares (as defined in the Certificate of Designations).

Voting

Holders of the Series A Preferred Stock are generally entitled to vote with the holders of the shares of our common stock on all matters submitted for a vote of holders of shares of our common stock (voting together with the holders of shares of our common stock as one class) and are entitled to a number of votes equal to the number of votes to which shares of our common stock issuable upon conversion of such shares of Series A Preferred Stock (subject to the Conversion Cap) would have been entitled (without any limitations based on the Company’s authorized but unissued shares of common stock) if such shares of common stock had been outstanding at the time of the applicable vote and related record date.

Additionally, under the Certificate of Designations, certain matters require the approval of the holders of a majority of the outstanding Series A Preferred Stock, voting as a separate class, including, without limitation, (1) amendments or modifications to the Charter Documents or the Certificate of Designations that would adversely affect the Series A Preferred Stock, (2) any authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or parity equity securities of the Company or any security convertible into, or exchangeable or exercisable for, shares of senior or parity equity securities of the Company, (3) any increase or decrease in the authorized number of shares of Series A Preferred Stock or the issuance of additional shares of Series A Preferred Stock, (4) amendments to the Company’s debt agreements that would, among other things, adversely affect the Company’s ability to pay dividends in kind on the Series A Preferred Stock, subject to certain exceptions, and (5) the adoption of any plan of liquidation, dissolution, or winding up of the Company or filing of any voluntary petition for bankruptcy, receivership or any similar proceeding.

Conversion

Under the Certificate of Designations, the aggregate number of shares of our common stock into which the Series A Preferred Stock may be converted is limited such that, upon any such conversion of Series A Preferred Stock, the number of shares of common stock issued upon conversion will not cause the holder thereof, when taken together with all other shares of our common stock beneficially owned by such holder at the time of conversion, to beneficially own shares of our common stock exceeding 19.9% of the total voting power of the Company’s voting stock (on an as-converted basis), in each case subject to the maximum number of shares of our common stock that may then be issued in such conversion being in accordance with the listing requirements of the NYSE absent the receipt of stockholder approval (the “Conversion Cap”).

Holders of the Series A Preferred Stock will have the right, at any time and from time to time, at their option, to convert any or all of its Series A Preferred Stock, in whole or in part (subject to the Conversion Cap), into fully paid and non-assessable shares of our common stock at the then-effective conversion price, initially equal to $26.92 and subject to certain anti-dilution adjustments, as set forth in the Certificate of Designations. The number of shares of our common stock into which a share of Series A Preferred Stock will be convertible will be determined by dividing the sum of the Accumulated Amount plus any interim accrued and unpaid dividends on such share of Series A Preferred Stock in effect at the time of conversion, by the conversion price in effect at the time of conversion.

The Company may, at its option, require conversion of all (but not less than all) of the outstanding shares of Series A Preferred Stock to common stock if at any time our common stock trading price exceeds 200% of the then-effective conversion price for at least 20 out of 30 trailing trading days, subject to the satisfaction of the Common Stock Liquidity Conditions (as defined in the Certificate of Designations).

Optional Redemption

Subject to certain limitations, following June 14, 2027 the Company has the option to redeem the outstanding shares of Series A Preferred Stock, in whole or in part, for an aggregate redemption price equal to two times (2X) the sum of the Accumulated Amount plus any interim accrued and unpaid dividends (calculated at 1X instead of 2X) on such share of Series A Preferred Stock in effect at the time of redemption, subject to the satisfaction of the Common Stock Liquidity Conditions, provided that such redemption that is for less than all of the then outstanding shares of Series A Preferred Stock may not result in the CD&R Investors’ beneficial ownership of our common stock (on an as-converted basis) falling below three percent of the common stock then outstanding as of such redemption date.

Change of Control

In the event of a Change of Control (as defined in the Certificate of Designations), the Company has the option, pursuant to the terms of the Certificate of Designations, to purchase all (but not less than all) of the outstanding shares of Series A Preferred Stock at a price per share equal to the 150% of the sum of the Accumulated Amount plus any interim accrued and unpaid dividends (calculated at 100% instead of 150%) on such share of Series A Preferred Stock in effect at the time of such purchase.

Anti-Takeover Provisions

Our Charter Documents and the DGCL contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company:

Charter Documents

Blank-Check Preferred Stock. Our Certificate authorizes our Board to designate and issue, without any further vote or action by the stockholders, preferred stock from time to time in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

No Stockholder Action by Written Consent. Subject to the rights of the holders of any outstanding series of preferred stock, our Certificate expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.

Special Stockholder Meetings. Our Charter Documents provide that special meetings of stockholders may be called by (i) the Chairman of our Board, (ii) a majority of our Board or (iii) a stockholder, or a group of stockholders, owning a twenty-five percent (25%) or more “net long position,” as defined in the By-laws, of our outstanding stock for at least 30 days, provided that such stockholder(s) satisfy the requirements set forth in the By-laws.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our By-laws, stockholders of record are able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. In the case of annual meetings, proper notice must be given, generally between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent). In the case of an election of directors to be held at a special meeting, proper notice must be given no earlier than the 90th day prior to the relevant meeting and no later than the later of the 60th day prior to such meeting or the 10th day following the public announcement of the meeting. Our By-laws also specify requirements as to the substance and form of a stockholder’s notice.

Amendments to Certificate of Incorporation and By-laws. The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend the company’s certificate of incorporation unless the company’s certificate of incorporation provides a higher threshold, and our Certificate does not provide for a higher threshold. Our Certificate provides that our By-laws may be amended by our Board or by the affirmative vote of holders of at least a majority of our voting stock entitled generally to vote in the election of directors of the Company.

Delaware Takeover Statute

In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

Before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

At or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). The Certificate does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore, the Company is subject to the anti-takeover statute.

Exclusive Forum

Our Certificate provides, in all cases to the fullest extent permitted by law, that unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, any action asserting a claim arising pursuant to the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located in the State of Delaware, any action asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery within the State of Delaware does not have jurisdiction, the action may be brought in any other state or federal court located within the State of Delaware.

SELLING STOCKHOLDER

The following table sets forth information as of July 16, 2024 with respect to the ownership of our common stock by the selling stockholder based on information furnished to us by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 146,040,247 shares of our common stock outstanding as of May 8, 2024, plus the number of shares of common stock initially issuable upon conversion of the Series A Preferred Stock held by the selling stockholder based on the Initial Conversion Price.

The following table also provides the maximum number of shares of our common stock that may be offered by the selling stockholder pursuant to this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholder after such an offering, assuming the sale of all of the offered shares. The maximum number of shares of our common stock that may be offered by the selling stockholder as set forth below is calculated based on an assumed conversion of all 500,000 outstanding shares of the Series A Preferred Stock held by the selling stockholder as of the date of this prospectus at the Initial Conversion Price, plus an additional number of shares of common stock issuable to the selling stockholder assuming all dividends payable with respect to the Series A Preferred Stock are paid in kind by adding the dividends to the Accumulated Amount of the Series A Preferred Stock. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances as set forth in the Certificate of Designations. Accordingly, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock beneficially owned and offered by the Selling Stockholders pursuant to this prospectus may increase or decrease from that set forth in the below table and elsewhere in this prospectus. The Company intends to file a prospectus supplement or a post-effective amendment to this registration statement, if necessary, to the extent additional shares become issuable upon conversion of the Series A Preferred Stock.

The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale. Information about the selling stockholder may change over time. Except as otherwise indicated in the footnotes to the table, the beneficial owner listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. The address for the beneficial owner is set forth in the footnotes to the table. As used in this prospectus, the term “selling stockholder” includes the person listed in the table below and any of its transferees, pledgees, assignees, distributes, donees, lenders, successors or others who later hold any of the selling stockholder’s interests.

	Number of Shares of Common Stock Owned Prior to Resale (As Converted)			Number of Shares of Common Stock Being Registered for Resale		Number of Shares of Common Stock Owned After Resale
Name of Selling Stockholder	Number		%			Number(4)	%(4)
CD&R Channel Holdings, L.P.(1)	18,573,551	(2)	11.3%	24,500,000	(3)	—	—

(1)

CD&R Investment Associates XII, Ltd. (“CD&R Holdings GP”) is the general partner of the selling stockholder and may be deemed to beneficially own the shares held by the selling stockholder, but expressly disclaims such beneficial ownership. Investment and voting decisions with respect to the shares held by the selling stockholder are made by majority vote of an investment committee of limited partners of CD&R Associates XII, L.P. (“CD&R Associates”) that consists of more than ten individuals, each of whom is also an investment professional of CD&R (the “Investment Committee”). CD&R Holdings GP is the general partner of CD&R Associates. Each of CD&R Associates and each member of the Investment Committee expressly disclaim beneficial ownership of the shares held by the selling stockholder. CD&R Holdings GP is managed by a two-person board of directors. Donald J. Gogel and Nathan K. Sleeper, as the directors of CD&R Holdings GP, may be deemed to share beneficial ownership of the shares shown as beneficially owned by the selling stockholder. Such persons expressly disclaim such beneficial ownership. The address for the selling stockholder, CD&R Holdings GP and CD&R Associates is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies.
(2)

Represents 18,573,551 shares of our common stock issuable to the selling stockholder upon the conversion of 500,000 shares of Series A Preferred Stock held by the selling stockholder as of the date of this prospectus based on the Initial Conversion Price. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances.

(3)

Represents (i) 18,573,551 shares of our common stock issuable to the selling stockholder upon the conversion of 500,000 shares of Series A Preferred Stock held by the selling stockholder as of the date of this prospectus based on the Initial Conversion Price, plus (ii) 5,926,449 shares of our common stock that may be issuable upon the conversion of the Series A Preferred Stock to the extent we elect to satisfy the payment of dividends in respect of the Series A Preferred Stock in kind, rather than in cash. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances.

(4)

Since we do not have the ability to control how many, if any, of the selling stockholder’s shares will be offered or sold, we have assumed that the selling stockholder will sell all of the shares registered herein for purposes of determining how many shares it will own and its percentage ownership after resale.

Material Relationships with Selling Stockholder

Investment Agreement

Pursuant to the Investment Agreement, as amended by the Investment Agreement Amendment, for so long as the CD&R Investors hold shares of Series A Preferred Stock (or shares of common stock issued upon conversion of the Series A Preferred Stock) representing at least 25% of the shares of Series A Preferred Stock initially issued to the selling stockholder at the closing of the Merger, the CD&R Investors will have customary preemptive rights to participate in future equity and equity-linked issuances by the Company up to the extent necessary to maintain its pro rata ownership percentage in the Company, subject to customary exceptions.

The Investment Agreement, as amended by the Investment Agreement Amendment, also provides that, for the longer of June 14, 2027 and 12 months after date on which the CD&R Investors no longer have a designee on the Board, subject to customary exceptions, the CD&R Investors will be subject to customary standstill restrictions, including restrictions on acquiring additional shares of our common stock that would cause the CD&R Investors to beneficially own more than 19.9% of the then outstanding common stock (assuming the conversion into common stock of all shares of Series A Preferred Stock then held by the CD&R Investors).

Subject to certain exceptions, under the Investment Agreement, as amended by the Investment Agreement Amendment, the CD&R Investors are restricted from transferring to a non-affiliate the Series A Preferred Stock or any shares of our common stock received upon conversion thereof until June 14, 2026.

Certificate of Designations

Pursuant to the Certificate of Designations, the selling stockholder (i) may designate two directors to the Board for so long as the CD&R Investors beneficially own shares of shares of Series A Preferred Stock and common stock equal to at least 10% of the outstanding shares of common stock, determined on an as-converted basis and calculated in accordance with the Certificate of Designations, and (ii) may designate one director to the Board, for so long as the CD&R Investors beneficially own shares of Series A Preferred Stock and common stock equal to at least 5% but less than 10% of the outstanding shares of common stock, determined on an as-converted basis and calculated in accordance with the Certificate of Designations. Upon consummation of the Merger, Nathan K. Sleeper and John S. Stroup, each CD&R partners, were appointed as the selling stockholder’s designees to the Board.

Registration Rights Agreement

The selling stockholder is a party to the Registration Rights Agreement. The provisions of the Registration Rights Agreement will terminate when the selling stockholder and certain of its permitted transferees no longer own any shares of our common stock, except for the indemnification and contribution provisions, which will survive such termination.

Demand registration rights. We agreed to file a resale shelf registration statement for the benefit of the selling stockholder and certain of its permitted transferees within 40 days following the closing of the Merger, which was filed with the SEC on the date of this prospectus. In addition, pursuant to the Registration Rights Agreement, the selling stockholder and such transferees may make up to six requests that we conduct an underwritten offering of the shares of our common stock held by the selling stockholder and such transferees. We are not required to facilitate an underwritten offering where the plan of distribution contemplates a customary “road show” or other substantial marketing effort unless the aggregate gross proceeds from such offering are reasonably expected to be at least the lesser of (x) $75,000,000 and (y) the aggregate gross proceeds from such offering assuming all of the remaining number of securities entitled to be registered under the Registration Rights Agreement held by the selling stockholder and certain of its permitted transferees are sold.

Piggyback registration rights. If, at any time, we determine to file a registration statement with the SEC covering any shares of our common stock, other than shares of common stock or other securities that are issuable in an offering to our officers or employees pursuant to an employee benefit plan, the selling stockholder will have the right to request that we include their shares of common stock in any such registration statement, subject to specified limitations.

Expenses. We are required to pay the fees and expenses associated with preparing and filing of any registration statement in connection with the above demand and piggyback registrations, including the resale shelf registration statement of which this prospectus forms a part. The selling stockholder will pay any underwriting and brokerage fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by any selling stockholder (other than the reimbursement of certain legal fees as contemplated in the Registration Rights Agreement) and transfer taxes applicable to the shares sold by them through this prospectus.

PLAN OF DISTRIBUTION

The selling stockholder may sell the shares of our common stock covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;

•	in “at the market” offerings to or through market makers or into an existing market for the securities;

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through the settlement of short sales;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholder may include the following information to the extent required by law:

•	the name of the selling stockholder and the number of shares of our common stock to be sold by it;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, reallowed or paid to dealers.

The selling stockholder may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from underwriters and commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholder uses an underwriter or underwriters to effectuate the sale of shares of common stock, we and the selling stockholder will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. The selling stockholder may use underwriters with whom we or the selling stockholder has a material relationship. We will describe the nature of such relationship in the prospectus supplement, naming the underwriter. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholder may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholder also may sell shares of our common stock directly to purchasers rather than under this prospectus or any related prospectus supplement. In this case, the selling stockholder would not engage underwriters or agents in the offer and sale of such shares.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell our common stock short and deliver these shares of our common stock to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell our common stock. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of our common stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell or otherwise transfer, pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholder’s shares of common stock or interests therein may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. While neither we nor any selling stockholder can presently estimate the amount of such compensation, in compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock held by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to use reasonable best efforts to keep the registration statement of which this prospectus forms a part effective until the date by which all of the shares of common stock covered by the registration statement of which this prospectus forms a part have been sold pursuant to such registration statement. We cannot assure you that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares of common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholder may from time to time, pledge, hypothecate or grant a security interest in some or all of the shares owned by it pursuant to a secured obligation in accordance with the terms of the Investment Agreement. A pledgee, secured party or person to whom the shares have been hypothecated will, upon foreclosure, be deemed to be a selling stockholder. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.

The selling stockholder may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the shares of common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the shares. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares. If the underwriters create a short position in the shares of our common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing shares of our common stock in the open market.

LEGAL MATTERS

The legality of the issuance of the shares of our common stock offered hereby is being passed upon by Willkie Farr & Gallagher LLP, New York, New York. If counsel for the selling stockholder or any underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the applicable prospectus supplement for that offering.

EXPERTS

The consolidated financial statements of Resideo Technologies, Inc. as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The consolidated financial statements of Snap One Holdings Corp. and subsidiaries as of December 29, 2023 and December 30, 2022, and for each of the three fiscal years in the period ended December 29, 2023, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements and are available free of charge through our website at www.resideo.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should only rely on the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents and the information incorporated by reference in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

This prospectus does not contain all of the information set forth in the exhibits which are part of the related registration statement. For further information about us and the securities offered, see the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement that contains this prospectus and prior to the time that we sell of the securities offered under this prospectus; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (or any exhibits to the extent furnished in connection with such Items) or any information that is otherwise furnished under applicable SEC rules rather than filed:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, except for Items 7 and 8 which were superseded by the Current Report on Form  8-K filed on June 4, 2024, as filed with the SEC on February 14, 2024;

•	the section entitled “Risk Factors” in Snap One’s Annual Report on Form 10-K for the annual period ended December 29, 2023, as filed with the SEC on March 8, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 30, 2024, as filed with the SEC on May 2, 2024;

•

the information included in our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April  23, 2024, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Current Reports on Form 8-K, as filed with the SEC on February 20, 2024, April 15, 2024, May 28, 2024, June 4, 2024, June 7, 2024, June 18, 2024 and July 17, 2024; and

•

the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, including any further amendments or reports filed for the purpose of updating the description, and the description of our Series A Preferred Stock contained in our Current Reports on Form  8-K, as filed with the SEC on April 15, 2024 and June 18, 2024.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Investor Relations, Resideo Technologies, Inc., 16100 N. 71st Street, Suite 550, Scottsdale, Arizona 85254, (480) 573-5340, Attention: Jason Willey.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates, except the SEC registration fee.

Item	Amount to be Paid
SEC registration fee		$74,529.88
FINRA filing fee			*
Legal fees and expenses			*
Accountants’ fees and expenses			*
Transfer agents’ expenses			*
Printing expenses			*
Miscellaneous			*

Total	$		*

*	Estimated fees and expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of directors and officers.

Limitation on liability and indemnification of directors and officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director or officer of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s By-laws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL or other applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or an officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a liability of a director for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (iv) for any transaction from which the director or officer derived an improper personal benefit and (v) an officer in any action by or in the right of the corporation. The Company’s Certificate provides that the Company may, through By-law provisions, agreements with agents or other persons, votes of stockholders or disinterested directors or otherwise provide indemnification rights to the fullest extent permitted by the DGCL or any other law of the State of Delaware.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits.

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated as of April 14, 2024, by and among Resideo Technologies, Inc., Pop Acquisition Inc., and Snap One Holdings Corp. (incorporated by reference to Exhibit 2.1 to Resideo’s Form 8-K filed on April 15,2024)

3.1	Amended and Restated Certificate of Incorporation of Resideo Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Resideo’s Form8-K filed on October 29, 2018)

3.2	Amended and Restated By-laws of Resideo Technologies, Inc. (incorporated by reference to Exhibit 3.2 to Resideo’s Form 8-K filed on February 6, 2023)

3.3	Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock of Resideo Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Resideo’s Form 8-K filed on June 18, 2024)

4.1	Registration Rights Agreement, dated as of June 14, 2024, by and between Resideo Technologies, Inc. and CD&R Channel Holdings, L.P. (incorporated by reference to Exhibit 10.2 to Resideo’s Form 8-K filed on June 18, 2024)

4.2	Investment Agreement, dated as of April 14, 2024, by and among Resideo Technologies, Inc., CD&R Channel Holdings, L.P. and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Section 4.10 thereof) (incorporated by reference to Exhibit 10.1 to Resideo’s Form 8-K filed on April 15, 2024)

4.3	Amendment No. 1 to Investment Agreement, dated as of June 14, 2024, by and among Resideo Technologies, Inc., CD&R Channel Holdings, L.P. and Clayton, Dubilier & Rice Fund XII, L.P. (incorporated by reference to Exhibit 10.1 to Resideo’s Form 8-K filed on June 18, 2024)

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the securities being registered

23.1	Consent of Deloitte & Touche LLP with respect to the specified financial statements of Resideo Technologies, Inc.

23.2	Consent of Deloitte & Touche LLP with respect to the specified financial statements of Snap One Holdings Corp.

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

107	Filing Fee Table

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 19, 2024.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jay Geldmacher
Jay Geldmacher
President and Chief Executive Officer

Each of the undersigned directors and officers of Resideo Technologies, Inc. hereby constitutes and appoints each of Jay Geldmacher, Anthony L. Trunzo and Jeannine J. Lane, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Geldmacher Jay Geldmacher	President and Chief Executive Officer (principal executive officer) and Director	July 19, 2024

/s/ Anthony L. Trunzo Anthony L. Trunzo	Executive Vice President and Chief Financial Officer (principal financial officer)	July 19, 2024

/s/ Tina M. Beskid Tina M. Beskid	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	July 19, 2024

/s/ Roger B. Fradin Roger B. Fradin	Chairman of the Board	July 19, 2024

/s/ Paul F. Deninger Paul F. Deninger	Director	July 19, 2024

/s/ Cynthia Hostetler Cynthia Hostetler	Director	July 19, 2024

/s/ Brian G. Kushner Brian G. Kushner	Director	July 19, 2024

/s/ Jack R. Lazar Jack R. Lazar	Director	July 19, 2024

/s/ Nina L. Richardson Nina L. Richardson	Director	July 19, 2024

/s/ Nathan K. Sleeper Nathan K. Sleeper	Director	July 19, 2024

/s/ John S. Stroup John S. Stroup	Director	July 19, 2024

/s/ Andrew C. Teich Andrew C. Teich	Director	July 19, 2024

/s/ Sharon Wienbar Sharon Wienbar	Director	July 19, 2024

/s/ Kareem Yusuf Kareem Yusuf	Director	July 19, 2024